Preliminary Offering Circular dated December 29, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Amendment No. 2

LINK GROUP INTERNATIONAL INC

3255 Lawrenceville RD P-147

Suwanee, GA 30024

Phone: (404) 496-8434

Website: linkgroup.io

$1,500,000

3,000,000 OF COMMON STOCK AT $0.50 PER SHARE

Minimum Investment: 5,000 shares ($2,500.00)

We are offering a maximum of 3,000,000 shares of common stock on a self-underwritten “no minimum/best efforts” basis. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds from acceptable subscriptions will be immediately available for our use following deposit into our bank account. The offering will continue until the earlier of _________, 2022 (which date may be extended for up to 180 days at our option) or the date when all shares have been sold. Because there is no minimum offering amount, funds actually raised may not be sufficient to fully effectuate our business plan. We are using the Form 1-A disclosure format in this offering circular.

There is currently no trading market for our common stock. We intend to apply to the Financial Industry Regulatory Authority (FINRA) for a trading symbol as soon as practicable after completion of the offering and then to have our shares of common stock quoted on Pink Open Market (otcmarkets.com).

Investment in our common stock involves a high degree of risk. See, “Risk Factors”, beginning on page 4 of this offering circular.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons
Per share	$0.50	$0	$0.50	$0
Total	$1,500,000	$0	$1,500,000	$0

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)	Does not include expenses of the offering, estimated to be $150,000.00, including legal, accounting and other costs of registration. See “Use of Proceeds” and “Plan of Distribution.”

Legends or information required by the laws of the states in which we intend to offer our common stock are set forth following the Table of Contents.

The date of this Offering Circular is ___________, 2021

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LEGENDS OR INFORMATION REQUIRED BY STATE LAWS

[To be filed by amendment]

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this offering circular mean Link Group International Inc. In the footnotes to our financial statements, the “Company” means Link Group International Inc. The pronoun “you” means the reader of this offering circular.

SUMMARIES OF REFERENCED DOCUMENTS

This offering circular contains references to, summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference; but, are filed as exhibits to our Regulation A Offering Statement of which this offering circular is a part and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we make reference in this offering circular to any of our agreements and other documents, you should refer to the exhibits filed with our Regulation A Offering Statement of which this offering circular is a part for copies of the actual agreement or other document. See “Where You Can Find Additional Information About Us” for instructions as to how to access and obtain these agreements and other documents.

FORWARD-LOOKING STATEMENTS

This offering circular contains forward–looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future.

The forward–looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward–looking statements as (i) these statements are neither predictions nor guaranties of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this offering circular.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide information different from that contained in this offering circular. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this offering circular is accurate only as of the date of this offering circular regardless of the time of delivery of this offering circular or the distribution of our common stock.

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OFFERING CIRCULAR SUMMARY

Our History

Our name is Link Group International Inc. We are a Georgia corporation founded in June 2019 by Gye E. Choi. We intend to provide planning, management and recruiting temporary staff for special events and temporary and permanent staffing for clerical businesses. Our initial focus will be on special events and multicultural events, with emphasis on events in the Korean American community in the United States and worldwide. We are developing software specifically designed to plan and manage all aspects of special events, including temporary staffing. In addition to using the software for our own business, we intend to license or rent the software to others for single and multiple usage. The software can be customized to the needs of a particular business. We are developing our website to provide automated posting by persons seeking employment and companies seeking employees. We have no operations or facilities at the date of this offering circular. We plan to use the net proceeds from the offering to implement our business plan.

The information at our website and linked through it, which is designed primarily for marketing purposes, is not incorporated this offering circular, you should not consider any of that information to be part of this offering circular and you should not rely on it when making an investment decision.

Our Offering

Common stock offered by us	3,000,000 Shares

Common stock to be outstanding immediately after this offering	25,000,000 Shares

Use of proceeds

We intend to use approximately $600,000 of offering net proceeds to complete development of our software and website and for recruiting, product development and marketing and $750,000 of offering net proceeds for working capital. See “Use of Proceeds” on page ?.

Risk factors	You should carefully read “Risk Factors” on page ? in this offering circular for a discussion of factors that you should consider before deciding to invest in our common stock.

Trading Market

Currently, there is no trading market for our common stock. We intend to apply to the Financial Industry Regulatory Authority (FINRA) for a trading symbol as soon as practicable after completion of the offering and then to have our shares of common stock quoted on Pink Open Market (otcmarkets.com). You have no assurance that we will be able to obtain a trading symbol or to qualify for quotation on Pink Open Market (otcmarkets.com). See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

RISK FACTORS

A purchase of our shares involves a high degree of risk. In addition to the forward-looking statements and other comments regarding risks and uncertainties included in the description of our business and elsewhere in this offering circular, you should carefully consider the following risk factors when evaluating our business and prospects, financial and otherwise. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In this case, the market price of the common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

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We have not generated revenues or profits.

We have not commenced operations or generated revenues or profits during the period beginning June 28, 2019 (date of inception) to December 31, 2019, during the nine months ended September 30, 2020 and during the period subsequent to September 30, 2020. Our business model involves significant costs of services, resulting in a low gross margin on revenues.

Going concern qualification

Our auditor has indicated in its report on our financial statements that there is substantial doubt about our ability to become a going concern. Our achievement of going concern status is dependent upon the continued financial support from Gye E. Choi, our founder, a director and chief executive officer. Mr. Choi has agreed orally that he will loan us additional funds as required, although he is not under no obligation to do so. Our achievement of going concern status is also dependent upon a successful offering of common stock pursuant to this offering circular.

Our limited liquidity and financial resources threaten our ability to remain in business and pursue our business plan.

We do not have any liquidity and financial resources, except Mr. Choi has agreed orally that he will loan us additional funds as required, although he is not under no obligation to do so. We do not have capital to fund our plan of operations and cannot become a going concern without sufficient debt or equity funding. In the event we are not able to obtain sufficient future funding to become a going concern, which includes the sale of our shares pursuant to this offering circular, we may cease operations, in which event you would lose your entire investment. We have placed a “going-concern” qualification in the notes to our financial statements which expresses doubt about our ability to remain in business.

We expect to need to raise additional capital that may not be available on acceptable terms.

We expect to require substantial additional capital over the next several years in order to expand our business. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated, and substantial additional funding may be required to maintain operations and expansion, develop new or enhanced services, or otherwise respond to competitive pressures and opportunities.

We may in the future raise additional capital through a variety of sources, including the public equity markets, private equity financings, collaborative arrangements and/or private debt financings. Additional capital may not be available on terms acceptable to us, if at all. If additional capital is raised through the issuance of equity securities, our stockholders will experience both net equity per share, if such issuances are below the then value of stockholder equity, and percentage-of-ownership dilution, and such securities may have rights, preferences or privileges senior to those of the holders of our common stock. If we raise additional capital through the issuance of debt securities, the debt securities would have rights, preferences and privileges senior to holders of common stock, and the terms of that debt could impose restrictions on our operations, further capital raising activities and payment of dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

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The Jumpstart Our Business Startups (JOBS) Act will allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act enacted in 2012 is intended to reduce the regulatory burden on “emerging growth companies”. We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will, among other things:

●

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that in the event we engage an independent registered public accounting firm that firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting;

●

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

●

We intend to make a “Tier I” Regulation A offering pursuant to this offering circular when the offering statement of which it is a part is qualified. We will not be required to file any reports after such qualification other than an exit report not later than thirty days after we terminate or complete the offering. Should we be required at any later time to file reports and to submit proxy or information statements to our stockholders under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requirements we do not have as a result of qualification of the Reg. An offering statement of which this Reg. A offering circular is a part, we will be permitted to omit the detailed compensation discussion and analysis from such reports and proxy or information statements and instead provide a reduced level of disclosure concerning executive compensation; and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

Although we are still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.” We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our future independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company”, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the audit or attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

No assurance of market acceptance.

You have no assurance that our services and solutions will meet with market acceptance. Moreover, you have no assurance that our services and solutions will have any competitive advantages.

Our lack of marketing surveys and operating history makes it difficult for you to evaluate the merits of purchasing our common stock.

We are a development-stage enterprise. Our services and solutions are not entirely market ready. We have not commissioned an independent or conducted our own marketing survey to determine the potential demand for our services over the longer term. We have not undertaken marketing efforts to demonstrate the need for our services and solutions, made no sales and have incurred operating losses since inception. We anticipate incurring losses from operating activities in the near future. Our lack of sales does not provide a sufficient basis for you to assess of our business and prospects. You have no assurances that upon marketing, sufficient customer markets and business segments can be developed to sustain our operations on a continued basis. You have no assurance we will be able to generate any revenues or sufficient revenues from our business to reach a break-even level that covers our expenses, to become profitable in future periods. Without sufficient revenues, we may be unable to create value in our common stock, to pay dividends and to become a going concern. We are subject to the risks inherent in any new business with services and solutions in a highly competitive marketplace. You must consider the likelihood of our success in light of the problems, uncertainties, unexpected costs, difficulties, complications and delays frequently encountered in developing and expanding a new business and the competitive environment in which we plan to operate. If we fail to successfully address these risks, our business, financial condition and results of operations would be materially harmed. Your purchase of our common stock should be considered a high risk investment because of our unseasoned, early stage business which may likely encounter unforeseen costs, expenses, competition and other problems to which such businesses are often subject.

If we lose key personnel or are unable to attract and retain qualified personnel, our business could be harmed, our ability to compete could be impaired and these circumstances could have a material adverse effect on our operations.

Our success depends to a significant degree upon the continued contributions of our current management who at this point is limited to Mr. Choi as our chief executive officer, until we achieve commercially sustainable operations, of which you have no assurance. If we lose Mr. Choi’s services, we may be unable to achieve our business objectives. We may be unable to replace Mr. Choi with a person who would have his level of dedication to, vision for and financial interest in us. Furthermore, any replacement would be expected to require a market rate of compensation and benefits which could be expected to exceed our financial resources in the foreseeable future and we would be unable to pay and provide until we achieve adequate cash flows to pay and provide. We may be unable to attract and retain personnel with the qualifications or managerial experience necessary for the development of our business, due to intense competition for qualified personnel and the uncertainty of our business prospects.

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If we are unable to hire and retain qualified executive and management personnel and qualified temporary employees and to attract candidates for permanent employment by our clients that possess the skills demanded by clients, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Our personnel is now limited to Mr. Choi, our chief executive officer. We expect to need significant additional numbers of qualified executive and managerial personnel if we are to achieve our business plan. Salary and benefits of such additional personnel can be expected to place significant stress on our financial condition. And, the availability of such qualified personnel may be limited. You have no assurance we will be able to attract and retain qualified personnel in sufficient numbers to adequately staff our business operations.

Our success also depends on our ability to attract and retain qualified temporary employees who possess the skills and experience necessary to meet the requirements of special events and of clients and to attract persons for permanent placement with clients who possess the skills and experience required by our clients. The ability to attract and retain qualified temporary employees could be impaired by improvement in economic conditions resulting in lower unemployment, increases in compensation, or increased competition. During periods of economic growth, we expect to face increasing competition from other staffing companies for retaining and recruiting qualified temporary employees, and from other employment agencies for permanent placement of personnel, which in turn leads to greater advertising and recruiting costs and increased personnel expenses. If we cannot attract and retain qualified temporary employees and attract candidates for permanent placement, the quality of our services may deteriorate and the financial condition, business, and results of operations may be materially and adversely affected.

Early investors have a greater risk of loss than later investors.

We have not established any minimum number of shares we must sell in order to sell any shares. We plan to begin using proceeds from the sale of our common stock for the purposes set forth under “How We Plan To Use Proceeds from the Sale of Our Shares” as soon as received. Early investors will not know how many shares we will ultimately be able to sell, the amount of net proceeds from sales and whether the proceeds will be sufficient for us to establish minimum operations described in this offering circular. Later investors will be able to evaluate the amount of proceeds we have raised prior to their investment, how we have actually used those proceeds and whether we have established or are likely to establish operations.

Investors cannot withdraw funds once invested and will not receive a refund.

You do not have the right to withdraw invested funds. Your subscription payment will be paid to and held in our corporate bank account if your Subscription Agreement is in good order and we accept your investment. Therefore, once your investment is made, you will not have the use of or right to return of your funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

You have no assurance our common stock will trade at prices above the price needed to put it above the “penny stock” level. Based the anticipated trading price of our common stock in the near future and the market in which we expect it to trade, we expect our shares to be defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the SEC. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

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There is no existing public market for our common stock and the lack of a market may make resale of our stock difficult.

Currently, there is no trading market for our common stock. We intend to apply to the Financial Industry Regulatory Authority (FINRA) for a trading symbol as soon as practicable after completion of the offering and then to have our shares of common stock quoted on Pink Open Market (otcmarkets.com). You have no assurance that we will be able to obtain a trading symbol or to qualify for quotation on Pink Open Market (otcmarkets.com). You have no assurance that we will be able to obtain a trading symbol or to qualify for quotation of our securities on the OTC Pink Sheets. You should be fully aware of the long-term nature of your investment in us. We do not know how long an application for a trading symbol will take, or, that if successful, that a market for the common stock will develop or be deemed an active market. If for any reason our common stock is not quoted on Pink Open Market or a public trading market does not otherwise develop, you may have difficulty selling our common stock should you desire to do so.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

Our offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our directors and executive officer, who will receive no commissions. You have no guarantee our directors and executive officer will be able to sell any of the shares. Unless they are successful in selling all of the shares we are offering, we may have to seek alternative financing to implement our business plan.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

If we successfully implement our business plan we would expect to experience rapid growth, which will place a significant strain on our financial and managerial resources who must develop administrative, operating and financial infrastructures, successfully develop, implement, maintain and enhance our financial and accounting systems and controls, identify, hire and integrate new personnel and manage expanded operations. In order to achieve and manage growth effectively, we must establish, improve and expand our operational and financial management capabilities. Moreover, we will need to increase staffing and effectively train, motivate and manage our employees. Failure to manage growth effectively could limit our growth, harm our business, financial condition or results of operations, and cause our business to fail.

Operating results may significantly fluctuate from quarter to quarter and year to year.

We expect that a significant portion of our revenues, if any, for the foreseeable future will be derived from special events staffing and management. The timing of revenue in the future will depend largely upon the frequency and size of special events, which we are unable to predict. As a result, operating results may vary substantially from quarter to quarter, and thus from year to year. Revenue for any given period may be greater or less than revenue in the immediately preceding or following period or in the comparable period of the prior year.

Voting control by our management means you and other stockholders will not be able to elect our directors and you will have no influence over our management. Concentration of ownership may adversely affect the market for our common stock.

Our management and their close relations own 22,000,000 shares of our common stock. Assuming a sale of the 3,000,000 shares offered by this offering circular, management will have eighty-eight percent of all votes cast on all matters, including the election of directors, presented to the stockholders for approval and purchasers of the shares offering by this offering circular will have, as a group, only twelve percent of the votes and will not be able to elect any directors or approve or effectively oppose any actions or transactions requiring stockholder approval. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of our common stock or prevent stockholders from realizing a premium over the market price for their shares.

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Risks arising from the COVID-19 pandemic.

We are unable to predict risks arising from the COVID-19 pandemic. Many special events that would normally occur each year have been cancelled or postponed indefinitely. Employment of permanent and temporary office personnel has been reduced with many employers ceasing business operations altogether. Furthermore, our potential employees may be unwilling to take positions, either permanent or temporary, at events or in offices out of fear of contracting COVID-19.

We are an early-stage organization and have no developed financial and accounting organization. Being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified officers and directors.

We are an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. The requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, should we elect or be required to file reports, entail significant accounting, legal and financial compliance costs which may be prohibitive as we develop our business. These costs are expected to make some activities more difficult, time consuming or costly and may place significant strain on our personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies filing reports maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of our business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive us to obtain director and officer liability insurance. If we are unable to obtain adequate director and officer insurance, our ability to recruit and retain qualified directors and officers, especially those directors who may be deemed independent, will be significantly curtailed.

We are an early-stage company and have no experience in being a public company.

We are an early-stage company and our management has no experience in managing a public company. This lack of experience may result in difficulty in adequately operating and growing our business. Further, we may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If our operating or management abilities consistently perform below expectations, our business is unlikely to thrive.

Any significant or prolonged economic downturn, such as that being experienced by the COVID-19 pandemic, could result in clients using fewer temporary employees and the other services which we offer, such as placing permanent employees, terminating their relationship with us, or becoming unable to pay for services on a timely basis, or at all.

Because demand for temporary staffing services and hiring of permanent employees is sensitive to changes in the level of economic activity, our business may suffer during economic downturns. Consequently, as economic activity begins to slow down, it has been industry experience that companies tend to reduce their use of temporary employees and hiring permanent employees. Significant declines in demand, and thus in revenues, would likely result in lower profit levels. In addition, we may experience pricing pressure during economic downturns which could have a negative impact on the results of operations.

The deterioration of the financial condition and business prospects of clients could reduce their need for temporary staffing services and new employees and result in a significant decrease in our revenues and earnings derived from these clients. In addition, during economic downturns, companies may slow the rate at which they pay their vendors, seek more flexible payment terms or become unable to pay their debts as they become due

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State unemployment insurance expense is a direct cost of doing business in the temporary staffing industry. State unemployment tax rates are established based on a company’s specific experience rate of unemployment claims and a state’s required funding formula on covered payroll. Economic downturns have in the past, and may in the future, result in a higher occurrence of unemployment claims resulting in higher state unemployment tax rates. Due to the recent economic downturn, states have increased, and may continue to increase, unemployment tax rates to employers, regardless of the employer’s specific experience. This would result in higher direct costs to us. In addition, many state unemployment funds have been depleted during the recent economic downturn and many states have borrowed from the federal government under the Title XII loan program. Employers in all states receive a credit against their federal unemployment tax liability if the employer’s federal unemployment tax payments are current and the applicable participating state is also current with our Title XII loan program. If a state fails to repay such loans within a specific time period, employers in such states may lose a portion of their tax credit.

We will be exposed to employment-related claims and costs as well as periodic litigation that could materially adversely affect our financial condition, business, and results of operations.

The temporary staffing business entails employing individuals and placing such individuals in clients’ workplaces. The ability to control the workplace environment of clients is limited. As the employer of record of temporary employees, we will incur a risk of liability to temporary employees and clients for various workplace events, including:

•	claims of misconduct or negligence on the part of employees;
•	discrimination or harassment claims against employees, or claims by employees of discrimination or harassment by clients or by us;
•	immigration-related claims;
•	claims relating to violations of wage, hour, and other workplace regulations;
•	claims related to wrongful termination or denial of employment;
•	violation of employment rights related to employment screening or privacy issues;
•	claims relating to employee benefits, entitlements to employee benefits, or errors in the calculation or administration of such benefits; and possible claims relating to misuse of clients’ confidential information, misappropriation of assets, or other similar claims.

We may incur fines and other losses and negative publicity with respect to any of these situations. Some of the claims may result in litigation, which is expensive and distracts attention from the operations of ongoing business.

The temporary staffing industry is affected by seasonal fluctuations which make management of working capital more challenging and could adversely impact our financial position and the market price of our common stock.

Our business is seasonal in nature. Client demand for temporary staffing services is highest in the second half of a year, primarily due to demands of the holiday season. Typically, earnings are lower in the first quarter of each year than in other quarters due to reduced seasonal demand for temporary staffing services and due to lower gross margins during such period associated with the front-end loading of certain taxes associated with payroll paid to employees.

We assume the obligation to make wage, tax, and workers’ compensation insurance payments for temporary employees we place, and, as a result, are exposed to client credit risks.

We generally assume responsibility for and manage the risks associated with temporary employees’ payroll obligations, including liability for payment of salaries, wages, and certain taxes.

We are responsible for and pay workers’ compensation costs for regular staff and temporary employees. At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. You have no assurance that we will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes us to credit risks of clients.

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The failure or inability to perform under client contracts could result in damage to our reputation and give rise to legal claims against us.

If clients are not satisfied with the level of performance, our reputation in the industry may suffer, which could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

The temporary staffing industry is highly competitive with limited barriers to entry, which could limit our ability to maintain or increase our market share or profitability.

The temporary staffing industry is highly competitive with limited barriers to entry. We compete in national, regional, and local markets. Price competition in the staffing industry, particularly from our smaller competitors in local and regional markets, is intense, and pricing pressures from competitors and clients are increasing. Pricing pressure in the past has negatively impacted our results of operations. New competitors entering various markets may further increase pricing pressures. Some clients are expected to have competitively bid new contracts, and this trend is expected to continue for the foreseeable future.

The permanent staffing industry is highly competitive with somewhat higher barriers to entry, which could nevertheless limit our ability to maintain or increase our market share or profitability.

The permanent staffing- employment agency industry, is very competitive with only slightly higher barriers to entry, such as software platform development costs. Competition is intense, with online companies like Indeed, Monster, Glassdoor, LinkedIn and many other less recognized online employment and job search agencies. You have no assurance we will be able to capture market shares and effectively compete against these already and much better established participants in our permanent staffing market.

We may face significant competition from companies that serve our target industries.

We may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than we possess. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. We may not be able to compete successfully, and competitive pressures may adversely affect our business, results of operations and financial condition.

Client relocation of positions may have a material adverse effect on our financial condition, business, and results of operations.

Many companies have built or moved their operations or outsourced certain functions to other countries that have lower employment costs. If clients relocate positions we filled, this would have a material adverse effect on our financial condition, business, and results of operations.

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Reliance on third party agreements and relationships is necessary for development of our business.

We will need strong third party relationships and partnerships in order to develop and grow our business. We will be substantially dependent on these strategic partners and third party relationships.

Improper disclosure of employee and client data could result in liability and harm to our reputation.

Our business involves the use, storage, and transmission of information about employees and clients. It is possible that security controls over personal and other data and practices that we follow may not prevent the improper access to, or disclosure of, personally identifiable or otherwise confidential information. Such disclosure could harm our reputation and subject us to liability under contracts and the laws that protect personal data and confidential information, resulting in increased costs or loss of revenue. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we plan to provide services. The failure to adhere to or successfully implement processes in response to changing regulatory requirements in this area could result in legal liability or impairment to our reputation of Company in the marketplace.

We expect to incur additional expenses and may ultimately never be profitable.

We are an early-stage company and have a limited history. We will need to generate revenue in order to achieve sustained profitability. Ultimately, in spite of our best or reasonable efforts, we may have difficulty in generating revenues or becoming profitable.

We depend on our management team to manage our business effectively.

Our future success is dependent in large part upon our ability to understand and develop our business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of our business, our future success is highly dependent on our officers, to provide the necessary experience and background to execute our business plan. The loss of any director’s or officer’s services could impede, particularly initially as we build a record and reputation, our ability to develop our objectives, and as such would negatively impact our possible overall development.

Government regulation could negatively impact the business.

Our business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of our operations, we could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

We do not intend to pay dividends to our stockholders, so you will not receive any return on investment prior to selling our common stock you purchase in the offering made by this offering circular.

We do not project paying dividends but anticipates that it will retain future earnings for funding our growth and development. Therefore, you should not expect us to pay dividends in the foreseeable future. As a result, you will not receive any return on their investment prior to selling our common stock should you desire to do so, if and when a market for our common stock develops. Furthermore, even if a market for our common stock does develop, you have no guarantee that the market price for the shares would be equal to or more than the initial per share price you have paid. There is a possibility that our common stock could lose all or a significant portion of its value from the initial price paid in this offering.

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DILUTION

You should note that the requirement for disclosure of dilution information contained in the regulations of the U.S. Securities and Exchange Commission apply and are deemed to be a material investment consideration for enterprises which, like us, do not have a public market for the shares being offered for sale. If a public trading market develops and sets the price for the common stock of an enterprise, dilution is no longer deemed to be material information needed to make an investment decision and disclosure of dilution information is no longer required. Although we plan to apply for a trading symbol and, if received, we plan encourage the development of a public market for our common stock, you have no assurance we will receive a trading symbol and even if we do, that a public trading market will develop or if it does develop that it will be active. Therefore, you may want to consider how dilution may affect your investment.

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after the close of this offering. Our net tangible book value at September 30, 2021 was a negative $37,088, or a negative $0.00169 per share with 22,000,000 shares of outstanding common stock. Without giving effect to any changes in the net tangible book value after September 30, 2021 other than the sale of 3,000,000 shares in this offering at the initial public offering price of $0.50 per share and the payment of $150,000 of costs relating to this offering, our pro forma net tangible book value as of September 30, 2020 would be $1,312,912 or $0.05252 per share with 25,000,000 shares of outstanding common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.05421 per share of common stock to existing shareholders and an immediate dilution of a $0.44579 per share of common stock to you, or approximately 89% of the initial public offering price of $0.50 per share. The following table illustrates this per share dilution.

% sold	Total outstanding	Net tangible book value /share	Increase/share to existing stockholders	% owned by existing stockholders	Dilution/share to new stockholders	% owned by new stockholders
25%	22,750,000	$0.00826	$0.010	96.7%	$0.492	3.3%
50%	23,500,000	$0.02396	$0.026	93.6%	$0.476	6.4%
75%	24,250,000	$0.03868	$0.040	90.7%	$0.461	9.3%
100%	25,000,000	$0.05252	$0.054	88.0%	$0.447	12.0%

Dilution is the amount which purchasers of the shares would lose, assuming we were to have been liquidated immediately following the sale of the respective percentages of the shares, assuming realization of tangible assets at book value, no costs of liquidation, no recovery on intangible assets, no incurrence of expenses and no outstanding debt.

HOW WE PLAN TO OFFER AND SELL OUR SHARES

We are offering 3,000,000 shares of our common stock at a price of $0.50 per share, in a self-underwritten, best-efforts, direct public offering under Regulation A - Tier 1, without any involvement of underwriters or broker-dealers. The offering will terminate on _________, 2022, subject to our right to extend the offering for an additional 180 days at our option. You have no assurance that all or any of our offering will be subscribed. Our gross proceeds will be $1,500,000 and estimated net proceeds of $1,350,000 after expenses of the offering, assuming we sell of the shares. We will not place subscription funds in escrow pending sale of any or all of the shares, but will use the proceeds from sale of the shares as and when received from acceptable subscriptions. You have no assurance of whether we will be able to sell any shares or how many shares we may sell, which may be less than required to achieve our business plan. Each subscriber to purchase our shares must purchase not less than 5,000 shares at a price of $2,500. Our directors and executive officer will offer and sell our shares, will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934 and will not receive any commission or other compensation related to these activities.

Should you decide to purchase our common stock, you will be required to complete a subscription agreement (attached at the end of this offering circular) and submit it to us at the address set forth in the subscription agreement together with a bank check for the subscription price or concurrently wire the subscription price as directed in the subscription agreement. We reserve the right to reject subscriptions for any reason. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription. In the event we reject your subscription, the associated funds will be promptly refunded to you without interest, offset or deduction.

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We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the offering circular.

In March 2020, we entered into an agreement with Pivo Associates, Inc., a New York corporation whose principal if Richard Oravec, for consulting services relating to our offering statement on Form 1-A, of which this offering circular is a part, including accounting, FINRA application for a trading symbol, management, marketing, consulting, strategic planning, corporate organization and structure, sales matters in connection with the operations of our business. Pivo Associates’ fee is $75,000 and is part of the $150,000 costs of our offering. This agreement has been terminated.

HOW WE PLAN TO USE PROCEEDS FROM THE SALE OF OUR SHARES

We will receive gross proceeds of $1,500,000 from the sale of all 3,000,000 shares at a price to the public of $0.50 per share and expect to incur expenses of $150,000 associated with the offering. The purposes to which we intend to apply the proceeds are primarily to fund the effort for the next stage of our development plan, which is to build out our event management software and out website, as set forth in the following table. The percentage column captions represent our use of proceeds for the percentage of the offering we sell in the event we sell less than all of the shares.

Capital Raised	25%	50%	100%
Shares Sold	$375,000	$750,000	$1,500,000
Costs and Expenses Related to the Offering	150,000	150,000	150,000
Net Proceeds	$225,000	$600,000	$1,350,000

Use of Net Proceeds	25%	50%	100%
Promotional Website Establishment	15,000	15,000	15,000
Engineering Design Completion of Staff Management System	100,000	100,000	100,000
Recruiting & Salaries of Executives	100,000	100,000	100,000
Tradename and Patent Filing	10,000	10,000	10,000
Staff Management System Demo Test		25,000	25,000
Marketing Plan		20,000	20,000
Distribution Channels Development		50,000	50,000
Recruiting & Salaries of Vice Presidents		100,000	100,000
Staff Management System Final Version Release		100,000	100,000
Liaison Offices Open		80,000	80,000
Working Capital			750,000
Total uses of net proceeds	$225,000	$600,000	$1,350,000

We believe the net proceeds from the sale of all the shares we are offering, assuming all the shares are sold (of which you have no assurance), will be sufficient to fund our operations for approximately one year, assuming application of the proceeds as outlined above and assuming we do not earn revenues. If we generate revenues, of which you have no assurance, revenues would extend the period over which the net proceeds from the sale of the shares will sustain our operations. See, “Risk Factors”. Our Board of Directors reserves the right to reallocate the use of net proceeds, if, in our judgment, such reallocation will best serve our needs in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds shall be invested in certificates of deposit, money market accounts, treasury bills, and similar short term, liquid investments with substantial safety of principal.

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DESCRIPTION OF OUR BUSINESS

Company Information

We are a Georgia corporation founded by Mr. Choi in June 2019. Our planned primary business is to provide planning, management, recruiting and staffing services for special and multicultural events, with an initial focus on the Korean American community in the United States and Worldwide. We also plan to provide employment agency services for temporary staffing of clerical personnel and permanent placement of clerical and management personnel. We are developing software to implement and support these services. We have a website under development at linkgroup.io which, at present, focuses on our executive search services. We may also license or rent our event planning and management software for single or multiple uses. Information on our website should not be deemed to be part of or incorporated in this offering circular and should not be relied upon to make an investment decision.

Overview

We provide intend to provide planning, management, recruiting and staffing services for temporary staffing for special and multicultural events, with an initial focus on the Korean American community, temporary staffing for clerical positions and employment agency services for permanent placement of clerical and management personnel. Our client customization model allows us to integrate our services for client-specific needs and thereby providing clients with the highest level of customer service. We plan to devote adequate time and attention to understand both the needs of our clients and the capabilities of our employees so that we can identify the best suitable matches between client needs and employee abilities.

Our Services

The services we plan to provide to clients include recruiting, payroll, all state and federal taxes, worker’s compensation coverage, and screening and managing of clients’ contingent work force. We plan to provide comprehensive screening and electronic verification (for federal employment eligibility requirements) for all employees. We plan to conduct reference checks of employees to ensure that the employers receive accurate and useful descriptions of employees’ backgrounds and experiences. We plan to operate a risk management department that helps client mitigate losses by implementing sound and effective risk management procedures at client sites. Our clients will receive these risk management services at no cost, helping them to reduce their own business risks and expenses.

Our Technology

We have a referral agreement with BH Group LLC which is also developing our Link Group Staff Management (“LGSM”) software for us and our website for us. The LGSM software can be adjusted for other small and mid-size staffing companies with extra customization work and on-going support. LGSM software will provide a combination of staffing business related components, specifically as follows:

•	Staff Profile Management (“SPM”), a management tool for us to hold all contractor relationship information such as contact information, sales history, relationship class – contractor and employee.

•	Staff Search Engine (“SSE”), a search tool for clients to find a right staff which tracks the history of staff’s work and search profiles per clients’ criteria.

•	Staff Job Management (“SJT”), a management tool for clients to manage jobs and post them at the Job Posting Board (“JPB), which has functions such as income and expenses, create and manage estimates and instant sales and profit reports at the back office.

We are paying BH Group for software and website development, in amount estimated at $200,000. BH Group is owned and managed by James Chang. Mr. Chang has twenty-years of experience in software development specializing in Customer Relationship Management, Point of Sale and E-Commerce as a software development and support specialist.

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Our Marketing Partner

We have a non-exclusive, worldwide Referral Agreement with BH Group. For every LGSM customized software sales as set forth below, we pay a one-time fee (“Referral Fee”) of two percent of the “gross proceeds of sales” received from the referral. Gross proceeds of sales mean the value proceeding or accruing from the sale of tangible personal property, digital goods, digital codes, digital automated services, and/or for other services rendered, without any deduction on account of the cost of property sold, the cost of materials used, labor costs, interest, discount paid, delivery costs, taxes, less sales allowances, sales discounts and sales returns.

Although we may eventually directly sell our products and services to customers who contact us directly and from our website, our main go to market strategy is based upon referrals from BH Group under our Referral Agreement.

A referred customer is a reasonably qualified and bona fide client or customer of BH Group who spends at least $10,000 with us for the sale and installation of LGSM and related customization and installation of and on-going technical support for LGSM.

Eligibility for a referral fee will be dependent upon our reasonable determination that, in addition to referring the referral, the referrer had a relevant role in the consummation of the agreement with such referral. We will pay the applicable referral fee, if any, to the referrer within sixty days of our receipt of the qualifying fees from the corresponding referral. Notwithstanding anything herein to the contrary, in no event will we be obligated to pay a referral fee for any referral involving an existing client.

Government Regulation

Staffing companies are regulated by the United States Department of Labor (DOL) and the Equal Employment Opportunity Commission (EEOC), and often by state authorities. These agencies regulate the relationship between the agency and the temporary employees, or employee candidates. Many federal anti-discrimination rules regulate the type of information that employment firms can request from candidates or provide to customers about candidates. PEOs are often considered co-employers along with the client, but the PEO is responsible for employee wages, taxes, and benefits. State regulation aims to ensure that PEOs provide the benefits they promise to workers.

Our Competition and Our Market Position

We are a start-up company and have not started selling products and services. Similar to what we offer, there are numerous companies, large and small, that provide qualified temporary employees who possess the skills and experience necessary to meet the requirements of clients or to successfully bid for new client projects. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. As such, we anticipate that initially we will rely primarily upon our referral agreement with BH Group, to develop a customer base. Thus, to a great extent our success is dependent upon the success of BH Group in marketing our LGSM software as well as the skill and experience of contractors we hire for temporary positions in the on-demand event staffing industry and clerical businesses. The five main competitors in the LGSM business area are management software development companies like Connecteam, Gusto, Workday, PeopleSoft, Kissflow. However, none of these competitors provide job posting and search capability as well as detail staff activity management unlike what we are developing with BH Group. In the business of an employment agency for temporary and permanent staffing of clerical and management personnel, we will compete with Indeed, Monster, Glassdoor, LinkedIn, as well as with numerous small to midsized, local and regional employment agencies and services.

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Software Development and Intellectual Property

We have entered into a software development agreement with BH Group for our LGSM software. BH Group is programming the LGSM software to our specifications on top of software it has previously developed. The agreement provides that we own the LGSM software built for us with an implicit license to use BH Group’s previously developed, underlying software. BH Group has also built our website. LGSM provides web based functionality for delivery of all of our services via our website. BH Group has assigned its copyright(s) as creator and patent right(s) as inventor for the LGSM software to us. BH Group has advised us that the software and the functionality of our website are both approximately thirty percent complete. We intend register a copyright for the software and website and to file U.S. patent applications for any features we are advised may be patentable. You have no assurance we will be able to obtain either copyright or patent protection for our LGSM software. We will be highly dependent upon protecting our ownership and use of the software and the functionality of our website. If we are unable to obtain copyright or patent protection, or both, we will be dependent on maintaining the LGSM software as a trade secret and obtaining confidentiality agreements with our employees who have access to the source and object code. Likewise, LGSM must obtain and maintain confidentiality agreement with its software developers working on the LGSM project. We have no control over BH Group’s requirement to have confidentiality agreements with its programmers. Defending our LFSM software from infringement claims, if any, would be expected to be expensive and consume the time and attention of our management. Likewise, pursuing infringement claims against others would be expected to be expensive and consume the time and attention of our management. In either case, the time and attention of our management would be better spent on development our business. Their time and attention spent on infringement claims by or against us could adversely impact our performance, both financial and otherwise.

Our Employees

Currently, Mr. Choi is our only employee. We anticipate hiring Chief Financial Officer and Chief Human Resources Officer, Chief Marketing Officer, Chief Technology Officer, and Chief Legal Officer if and when we sell most of the shares we are offering pursuant to this offering circular. All sales and technical support personnel will be retained as independent contractors on a “per job” basis.

Our Property

Our offices are temporarily located in the Suwanee, Georgia office of Mr. Choi. We intent to rent our official corporate location in the Suwanee. We expect to require approximately 2,300 square feet at a monthly rent of we estimate at $2,500.

Legal Proceedings

We are not involved in any legal proceedings and no threatened legal, administrative or regulatory proceedings. In the future, we may be expected to be involved in legal proceedings of a routine nature, most probably involving worker’s compensation and employment based claims under state law, but which may also involve claims of harassment of various natures by employees against other employees.

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OUR PLAN OF OPERATIONS

We plan to undertake the following activities beginning at the time of our first receipt of proceeds from the sale of shares pursuant to this offering circular and during the following twelve months, assuming we continue sales of shares at a reasonable pace.

Event	Actions	Month	Total estimated cost

Develop promotion website for LINK GROUP INTERNATIONAL	Design and develop website	First	$15,000

Complete engineering design & prototype Staff Management System	Complete engineering design Prototype Development	Second	$100,000

Locate and bring onboard the expanded Executive Team	Create an org chart for first year Executive level hiring Conduct search for open positions	Third	$100,000

Tradename and Patent Filing	LGSM Registration to United States Patent and Trademark Office (USPTO)	Forth	$10,000

LGSM Demo Test & Customization Demo Release	Complete prototype test by selected group	Fifth	$25,000

Marketing Plan	Develop marketing plan Launch marketing plan Promotional video production	Sixth	$20,000

Develop Distribution Channels	Create sales team Develop sales materials Create compensation plan	Seventh	$50,000

Locate and bring onboard the expanded Operation Team	Vice president level hiring Conduct search for open positions	Eighth	$100,000

LGSM Final Version Release	Customizable version release and sale	Ninth	$100,000

Regional Branch Office Open	Georgia / Alabama Liaison office open General manager level hiring	Tenth	$25,000

Regional Branch Office Open	Florida / Tennessee Liaison office open General manager level hiring	Eleventh	$25,000

Regional Branch Office Open	New York / California Liaison office open General manager level hiring	Twelfth	$30,000

Total			$600,000

As shown in the table above, we need a minimum of approximately $600,000 in funds to finance our business plan, as set forth above. This amount does not include all costs which we will incur irrespective of these activities, including general administrative cost of maintaining operations and costs associated with SEC requirements associated with going and staying public, estimated to be approximately $750,000 over one year. Assuming we raise $1,500,000 gross proceeds in this offering, we believe we will have sufficient cash available to fund all of our operational needs during the next year, assuming we do not generate any revenue.

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OUR DIRECTORS AND EXECUTIVE OFFICER

Information about our directors and chief executive officer is set forth in the following table. The address of our directors and chief executive officer is our address. We do not have any employees, other than our directors and chief executive officer.

Name	Age	Position	Beginning
Gye E. Choi	60	CEO and Director	June 2019
Eunae Yu	59	Director	June 2019

Management Biographies

Mr. Choi is a director and our chief executive officer. He expects to devote approximately 80 percent of his working to our business and affairs when we are funded, increasing that percentage as our business and affairs may require. From June 2001 to present, he has been Chief Executive Officer of Imperial Beauty Corp a retail goods company located in Birmingham, Alabama which currently has 5 employees with annual revenues of approximately $2,000,000. Mr. Choi attended Mokpo National Maritime University, Mokpo Korea receiving an Associate degree in Business Administration in 1979. As an officer and member of the board, Mr. Choi contributes significant industry-specific experience and expertise in sales and software development. In addition, Mr. Choi contributes the benefits of his executive leadership and management experience. Mr. Choi has and has had the following associations beginning 1999:

Organization		Position	Beginning	Ending
Birmingham San Lok University		Advisor	1999	2006
Korean-American Association (Birmingham, AL)		Chair	1999	2001
Korean School	Birmingham, AL	Chair	2005	present
National Unification Advisory Council of Korea (Alabama)		Director	2010	2012
Korean-American Association (Birmingham, AL)		Director	2016	2017
World-OKTA	Atlanta, GA	Vice President	2018	2021
Korean School	Martin, TN	Advisor	2018	2020
National Unification Advisory Council of Korea (Alabama)		Vice Chair	2018	2019
Southeast US Korean Chamber of Commerce		Advisor	2019	present
Georgia Korea Sports Association		Advisor	2019	present
29th The Federation of Korean Association SE		Advisor	2020	present

Ms. Yu is a director. For the periods beginning the dates stated below to present, Ms. Yu has owned and operated the following businesses:

Beginning	Name of Business	Location	Employees	Approximate Annual Revenue
2004	Lakeside Gas Station	Newnan, GA	4	$2,000,000
2017	Mikata Japanese Restaurant	Macon, GA	15	$3,000,000
2019	Days Inn Peachtree Hotel	Peachtree City, GA	8	$1,400,000

Board Committees and Director Independence

Our board does not have audit, compensation or other committees. Our common stock is not quoted on an exchange that requires a majority of our board members to be independent and neither of our directors is an “independent” director.

Family Relationships

There is no family relationship between Mr. Choi and Ms. Yu.

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Compensation of Directors and Executive Officers

During our first fiscal year ended December 31, 2019, we did not pay or accrue any salary, bonus, stock award, option award, non-equity incentive plan compensation, nonqualified deferred compensation or other compensation to Mr. Choi, our only officer during the period.

Employment Arrangements

We have no employment agreement with Mr. Choi. We do not plan to pay him any compensation until the second quarter of 2022 when we anticipate we will pay him $5,000 per month under an oral month-to-month agreement. We will not accrue any salary for him if we don’t have sufficient funds to pay this salary. His is reimbursed in full for all out-of-pocket expenses in connection with his role as our executive officer.

Director Compensation

For the year ended December 31, 2019, we did not pay any director compensation to Mr. Choi and Ms. Yu. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Outstanding Equity Awards at Fiscal Year-End

We do not have a stock option or grant plan in place.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership of our common stock by our directors, our chief executive and our directors and chief executive officer as a group. To the best of our knowledge, each of these persons have sole voting and investment power with respect to such shares, except as otherwise noted. The address of our directors and chief executive officer is our address.

		Percentage
Name	Number of Shares	Before Offering	After Offering(1)
Gye E. Choi (2)	11,000,000	50%	44%
Eunae Yu (3)	11,000,000	50%	44%
Directors and officers as a group (2 persons)	22,000,000	100%	88%

(1) Assumes sale of 3,000,000 shares.
(2) Includes 1,000,000 shares held by Mr. Choi’s wife
(3) Includes 1,000,000 shares held by Ms. Yu’s daughter

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We have not entered into nor do we plan to engage in related party transactions.

DESCRIPTION OF OUR COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, without par value. As of the date of this offering circular, we have 22,000,000 shares of our common stock issued and outstanding. Assuming we sell of shares of common stock we are offering pursuant to this offering circular, we will have 25,000,000 shares of our common stock issued and outstanding.

The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than fifty percent of the common shares can determine the election of our directors, or any other matters. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock to be distributed pursuant to this offering circular will be passed upon for us by Jackson L. Morris, Attorney at Law, Tampa, Florida.

EXPERTS

Our financial statements as of December 31, 2019 and for the period June 28, 2019 (inception) to December 31, 2019 have been included herein and in this offering circular in reliance upon the report of Michael T. Studer CPA P.C., Freeport, New York, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Note B to the financial statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed an offering statement on Form 1-A under the Securities Act with the U.S. Securities and Exchange Commission for the common stock offered by this offering circular. This offering circular does not include all of the information contained in the offering statement. You should refer to the offering statement and our exhibits for additional information. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file certain reports and other information with the SEC for a period of time and may continue to voluntarily file such reports.

You can read our SEC filings, including the offering statement of which this offering circular is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at our Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

22

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets at September 30, 2021 (Unaudited), December 31, 2020 (Unaudited), and December 31, 2019	F-2

Statements Of Operations for nine months ended September 30, 2021 and September 30, 2020 (Unaudited), for the year ended December 31, 2020 (Unaudited) and for the period June 28, 2019 (inception) to December 31, 2019

F-3

Statements of Cash Flows for the nine months ended September 30, 2021 and September 30, 2020 (Unaudited), for the year ended December 31, 2020 (Unaudited) and for the period June 28, 2019 (inception) to December 31, 2019

F-4

Statements of Stockholders’ Equity (Deficiency) for the period June 28, 2019 (inception) to  December 31, 2019, for the year ended December 31, 2020 (Unaudited), and for the nine months ended September 30, 2021 (Unaudited)

F-5

Notes to Financial Statements	F-6

23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Link Group International Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Link Group International Inc. (the “Company”) as of December 31, 2019 and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the period from inception on June 28, 2019 to December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Link Group International Inc. as of December 31, 2019 and the results of its operations and cash flows for the period from inception on June 28, 2019 to December 31, 2019 in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

November 19, 2020

We have served as the Company’s auditor beginning 2020

F-1

LINK GROUP INTERNATIONAL INC
BALANCE SHEETS

	September 30,	December 31,
	2021	2020	2019
	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,512	$279	$664
TOTAL ASSETS	$12,512	$279	$664

LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIENCY

CURRENT LIABILITIES
Current Portion of loans and notes payable to related parties	$9,600	$9,600	$600
Current Portion of loans and notes payable to third parties	10,000	10,000	-
Total current liabilities	19,600	19,600	600
Noncurrent Portion of loans and notes payable to related parties	20,000
Noncurrent portion of loans and notes payable to third parties	10,000	-	-
	49,600	19,600	600
STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock; 100,000,000 shares authorized, +.0001 par value, issued and outstanding 22,000,000 shares	2,200	2,200	2,200
Accumulated deficit	(39,288)	(21,521)	(2,136)
Total stockholders' equity (deficiency)	(37,088)	(19,321)	64
Total LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$12,512	$279	$664

The notes are an integral part of these financial statements.

F-2

LINK GROUP INTERNATIONAL INC
STATEMENTS OF OPERATIONS

	Nine months ended		Year ended	From June, 28, 2019
	September 30,	September 30,	December 31,	(Inception) to
	2021	2020	2020	December 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$-	$-	$-	$-

Operating expenses:
Professional fees	$17,500	$10,000	$13,000	$-
General and administrative expenses	267	339	6,385	2,136
Total operating expenses	17,767	10,339	19,385	2,136

Net loss	$(17,767)	$(10,339)	$(19,385)	$(2,136)

Basic and diluted loss per common share	$-	$-	$-	$-
Weighted average common shares outstanding- basic and diluted	22,000,000	22,000,000	22,000,000	22,000,000

The notes are an integral part of these financial statements.

F-3

LINK GROUP INTERNATIONAL INC
STATEMENTS OF CASH FLOWS

				June 28, 2019
	Nine months ended		Year ended	(Inception) to
	September 30, 2021	September 30, 2020	December 31, 2020	December 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)

OPERATING ACTIVITIES
Net loss	$(17,767)	$(10,339)	$(19,385)	$(2,136)
Adjustments to reconcile net loss to net cash
used in operating activities	-	-	-	-
Net cash used in operating activities	(17,767)	(10,339)	(19,385)	(2,136)

INVESTING ACTIVITIES	-	-	-	-

FINANCING ACTIVITIES
Proceeds from loans payable-third parties	30,000	-	-	-
Proceeds from loans payable-related parties	-	-	-	600
Issuance of common stock for cash	-	-	-	2,200

Expenses paid by and due to related parties and DJ Consulting Group LLC	-	10,000	19,000	-
Net cash provided by financing activities	30,000	10,000	19,000	2,800

NET INCREASE (DECREASE) IN CASH	12,233	(339)	(385)	664

CASH BALANCE, BEGINNING OF PERIOD	279	664	664

CASH BALANCE, END OF PERIOD	$12,512	$325	$279	$664

The notes are an integral part of these financial statements.

F-4

LINK GROUP INTERNATIONAL INC
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
Period from June 28, 2019 (date of inception) to September 30, 2021

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Issuance of shares to founders	22,000,000	$2,200	$-	$-	$2,200

Net loss for the period June 28, 2019 (inception) to December 31, 2019	-	-	-	(2,136)	(2,136)
Balance at December 31, 2019	22,000,000	2,200	-	(2,136)	64

Net loss for the year ended December 31, 2020 (Unaudited)	-	-	-	(19,385)	(19,385)
Balance at December 31, 2020 (Unaudited)	22,000,000	$2,200	$-	$(21,521)	$(19,321)

Balance at December 31, 2020 (Unaudited)	22,000,000	$2,200	$-	$(21,521)	$(19,321)

Net loss for the nine months ended September 30, 2021 (Unaudited)	-	-	-	(17,767)	(17,767)
Balance at September 30, 2021 (Unaudited)	22,000,000	$2,200	-	$(39,288)	$(37,088)

The notes are an integral part of these financial statements.

F-5

LINK GROUP INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS

For the nine months ended September 30, 2021 and September 30, 2020 (Unaudited),
For the year ended December 31, 2020 (Unaudited), and for the period June 28, 2019 (Inception) to December 31, 2019

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Link Group International Inc., a Georgia corporation (the “Company”) incorporated on June 28, 2019, plans to provide recruiting and staffing services for temporary positions in the on-demand event staffing industry and clerical businesses.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a Regulation A offering circular to sell up to 3,000,000 shares of Company common stock at a price of $0.50 per share or $1,500,000 total. To date, the SEC has not yet issued a Notice of Qualification for the offering.

Basis of Presentation

These financial statements are expressed in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

Interim Financial Statements

The interim financial statements as of September 30, 2021 and for the nine months ended September 30, 2021 and September 30, 2020 are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein. Operating results for the nine months ended September 30, 2021 are not necessarily indicative of results that may be expected for the year ending December 31, 2021.

Cash and Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of September 30, 2021 and December 31, 2020, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no foreign federal or state tax examinations nor have we had any foreign federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

F-6

Financial Instruments and Fair Value of Financial Instruments

We follow ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. We had no financial assets or liabilities carried and measured on a recurring or nonrecurring basis during the reporting periods.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

Revenue from product sales will be recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation.

Recent Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

F-7

NOTE B - GOING CONCERN

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future obligations as they become due within one year after the date the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. As of September 30, 2021, the Company had cash of $12,512 and total current liabilities of $19,600. For the nine months ended September 30, 2021, we incurred a net loss of $ 17,767 and used $17,767 cash from operating activities. We expect to continue to incur negative cash flows until such time as our business generates sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources.

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through December 2022.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty related to our ability to continue as a going concern.

NOTE C– LOANS PAYABLE AND NOTES TO RELATED PARTIES

LOANS AND NOTES PAYABLE TO RELATED PARTIES CONSIST OF:

	September 30,	December 31,
	2021	2020	2019
	(Unaudited)	(Unaudited)
Loans Payable to Gye Choi (Company CEO, director, and Significant)	$9,300	$9,300	$300
Loan Payable to Eunae Yu (Company director, and Significant)	300	300	300
Note payable to Andrew D Choi (Son of Gye Choi), noninterest bearing, due September 15, 2023, secured by 20,000 shares of Link Common Stock	10,000	-	-
Note payable to Daniel Jimin Choi (Son of Eunae Yu), noninterest bearing, due September 23, 2023, secured by 20,000 shares of Link Common Stock	10,000	-	-
Total	29,600	9,600	600
Current portion of loans and notes payable to related parties	(9,600)	(9,600)	(600)
Non-current portion of loans and notes payable to related parties	$20,000	$-	$-

NOTE D – LOANS AND NOTES PAYABLE TO THIRD PARTIES

	September 30,	December 31,
	2021	2020	2019
	(Unaudited)	(Unaudited)
Loan Payable to DJ Consulting Group LLC, noninterest bearing, due on demand	$10,000	$10,000	$-
Note payable to Jimmy Paul Mitchell, noninterest bearing, due August 30, 2023, secured by 20,000 shares of Link Common Stock	10,000	-	-
Total	20,000	10,000	-
Current portion of loans and notes payable to third parties	(10,000)	(10,000)	-
Non-current portion of loans and notes payable to third parties	$10,000	$-	$-

NOTE E – COMMON STOCK ISSUANCES

In September 2019, the Company issued a total of  22,000,000 restricted common shares to the founders at the $.0001 per share  par value for gross proceeds  of $ 2,200.

F-8

NOTE F- COMMITMENTS AND CONTINGENCIES

Consulting Agreement

On March 16, 2020, we entered into a consulting agreement with Pivo Assoc. Inc. (“Pivo”). The agreement provided for Pivo to perform certain consulting services for the Company in connection with the Company’s planned Regulation A offering and to pay certain accounting, auditing, legal, and transfer agent fees in connection therewith. The agreement provided for compensation to Pivo of $75,000 cash to be paid in tranches with $10,000 as an initial retainer.

On March 16, 2020, DJ Consulting Group LLC (“DJC”), an entity controlled by James Chang, paid Pivo the initial retainer of $10,000. We recorded the $10,000 as an expense (and a liability to DJC) in the three months ended March 31, 2020. At September 30, 2021 and December 31, 2020, the balance due DJC (which is non-interest bearing and due on demand) was $10,000.

In December 2020, Pivo paid a total of $9,000 for certain Company accounting and auditing expenses and was reimbursed by Gye Choi, chief executive officer of the Company. We recorded the $9,000 as professional fees (and a liability to Gye Choi) in the three months ended December 31, 2020.

Effective September 2021, the consulting agreement was terminated.

Referral Agreement

On June 30, 2020, we entered into a referral agreement with BH Global LLC (“BHG”), an entity controlled by James Chang. For every BHG Referred Customer, the Company agrees to pay a one-time fee (“Referral Fee”) of Two Percent (2%) of the gross proceeds of sales received by the Company from the Referral. For the purposes of the Agreement, “Gross proceeds of sales" means the value proceeding or accruing from the sale of tangible personal property, digital goods, digital codes, digital automated services, and/or for other services rendered, without any deduction on account of the cost of property sold, the cost of materials used, labor costs, interest, discount paid, delivery costs, taxes, less sales allowances, sales discounts and sales returns. Either party may terminate the Agreement at any time and for any reason by providing 30 days’ advance written notice to the other party.

Employment Arrangements

We have no employment agreement with Mr. Gye Choi. We do not plan to pay him any compensation until some time in 2022 when we anticipate we will pay him $5,000 per month under an oral month-to-month agreement. We will not accrue any salary for him if we don’t have sufficient funds to pay this salary. He is reimbursed in full for all out-of-pocket expenses in connection with his role as our executive officer.

F-9

PART III—EXHIBITS

Item 16. Index to Exhibits

2(a)	Certificate of Incorporation*
2(b)	Bylaws*
4	Form of Subscription Agreement*
6(a)	Referral Agreement dated 6/30/2020 with BH GROUP, LLC*
6(b)	Software Development Agreement dated 6/15/2020 with BH GROUP, LLC*
6(c)	Services Agreement dated 3/16/2020 with Pivo Associates*
11(a)	Consent of Independent Public Accountant
11(b)	Consent of counsel (included in Exhibit 12)*
12	Opinion re: legality*

___________

 *Previously filed.

24

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on December 29, 2021

Link Group International Inc.

By:	/s/ Gye E. Choi
Gye E. Choi, Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Gye E. Choi		December 29, 2021
Gye E. Choi	Director, Chief Executive Officer

/s/ Eunae Yu		December 29, 2021
Eunae Yu	Director

25